Foundation Building Materials, Inc. Announces First Quarter 2019 Results

2019 First Quarter Highlights

•	Net sales of $514.9 million, an increase of 11.0% compared to the prior year period; average daily net sales increased 12.8%

•	Base business net sales of $460.9 million, an increase of 6.8% compared to the prior year period; average daily base business net sales increased 8.5%

•
Net income from continuing operations increased by $7.1 million, to $4.8 million for the three months ended March 31, 2019, compared to a net loss from continuing operations of $2.3 million in the prior year period;

•	Adjusted net income(1) increased by $7.1 million to $6.1 million for three months ended March 31, 2019, compared to an adjusted net loss of $1.1 million in the prior year period

•
Earnings per share from continuing operations of $0.11 compared to a loss per share of $0.05 in the prior year period; adjusted earnings per share(1) of $0.14 compared to adjusted loss per share of $0.03 in the prior year period

•	Adjusted EBITDA(1) of $37.5 million, an increase of 19.2% compared to the prior year period; adjusted EBITDA margin(1) of 7.3% compared to 6.8% in the prior year period

Tustin, CA, May 6, 2019 Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported first quarter 2019 financial results and confirmed its 2019 guidance.
"We delivered strong first quarter net sales and base business growth reflecting our continued momentum in the commercial end market,” said Ruben Mendoza, President and CEO. "We are well on our way to achieving our strategic goals, including reducing our debt leverage and growing our profitability."

2019 First Quarter Results

Net sales for the three months ended March 31, 2019, were $514.9 million compared to $463.7 million for the three months ended March 31, 2018, representing an increase of $51.2 million, or 11.0%; average daily net sales increased 12.8%. Average daily base business net sales grew 8.5%, driven by strong commercial activity and product expansion into new geographic markets.

Gross profit for the three months ended March 31, 2019, was $153.0 million compared to $134.4 million for the three months ended March 31, 2018, representing an increase of $18.5 million, or 13.8%. The increase in gross profit was primarily due to the increase in sales volume, contributions from acquisitions and base business growth. Gross margin for the three months ended March 31, 2019, was 29.7% compared to 29.0% for the three months ended March 31, 2018. The increase in gross margin was primarily due to the continued stabilization of our product costs and a shift in product mix.

Selling, general and administrative ("SG&A") expenses for the three months ended March 31, 2019, were $117.2 million compared to $104.7 million for the three months ended March 31, 2018, representing an increase of $12.6 million. As a percentage of net sales, SG&A expenses were 22.8% for the three months ended March 31, 2019, compared to 22.6% for the three months ended March 31, 2018. The increase in SG&A expenses as percentage of net sales was primarily due to our continued investment in various company-wide initiatives and higher operating costs as a result of adverse weather conditions.
Net income from continuing operations for the three months ended March 31, 2019, was $4.8 million, or $0.11 per share, compared to a net loss from continuing operations of $2.3 million, or $0.05 per share for the three months ended March 31, 2018. Adjusted net income(1) for the three months ended March 31, 2019, was $6.1 million, or $0.14 per share, an increase of $7.2 million compared to an adjusted net loss(1) of $1.1 million, or $0.03 per share, for the three months ended March 31, 2018.

(1) Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP financial measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Adjusted EBITDA(1) was $37.5 million and adjusted EBITDA margin(1) was 7.3% for the three months ended March 31, 2019, compared to adjusted EBITDA(1) of $31.4 million and adjusted EBITDA margin(1) of 6.8% for the three months ended March 31, 2018.

Acquisitions

On February 1, 2019, the Company acquired Builders' Supplies Limited ("BSL"), adding three additional branches serving the Greater Toronto Area in Ontario, Canada. For 2019, BSL is expected to contribute between $20.0 million to $24.0 million to net sales. The Company will continue to supplement organic growth with strategic acquisitions.

2019 Guidance(a)

Net sales (in billions)	$2.10 to $2.25
Gross margin	29.1% to 29.3%
Adjusted EBITDA(b) (in millions)	$160.0 to $180.0
Adjusted EBITDA margin(b)	7.6% to 8.0%
Adjusted EPS(b)	$0.70 to $0.90
Net debt leverage(b)(c)	3.2x to 3.5x
(a) Guidance for 2019 includes anticipated contributions from acquisitions and planned greenfield branches.
(b)Adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage are non-GAAP financial measures.
(c)For a calculation of net debt leverage as of March 31, 2019, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

First Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call tomorrow, Tuesday, May 7, 2019, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, Pete Welly, Chief Operating Officer, Kirby Thompson, Senior Vice President of Sales and Marketing and John Moten, Vice President Investor Relations will host the call.
The call can be accessed in three ways:

•	At the FBM website: www.fbmsales.com under the "Event Calendar" in the "Investors" section of the Company’s website;

•
By telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the dial-in telephone number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Audio Replay: A replay of the call will be available beginning at 12:00 PM Eastern Time on Tuesday, May 7, 2019, and ending 11:59 PM Eastern Time on Tuesday, May 14, 2019. The dial-in number for U.S.-based participants is (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13689550.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Tustin, California, the Company employs more than 3,400 people and operates more than 175 branches across the U.S. and Canada.

(1) Adjusted EBITDA, adjusted net income (loss) and adjusted EPS are non-GAAP financial measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company's projected financial performance and operating results, including projected net sales, gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage, as well as statements regarding the Company's progress towards achieving its strategic objectives, including the successful integration and performance of acquisitions and performance of greenfield branches and the Company's acquisition strategy. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Net sales	$514,872	$463,661
Cost of goods sold	361,912	329,224
Gross profit	152,960	134,437
Operating expenses:
Selling, general and administrative expenses	117,230	104,657
Depreciation and amortization	20,342	18,397
Total operating expenses	137,572	123,054
Income from operations	15,388	11,383
Interest expense	(8,556)	(15,119)
Other income, net	41	74
Income (loss) before income taxes	6,873	(3,662)
Income tax expense (benefit)	2,045	(1,398)
Income (loss) from continuing operations	4,828	(2,264)
Income from discontinued operations, net of tax	—	1,211
Loss on sale from discontinued operations, net of tax	(1,346)	—
Net income (loss)	$3,482	$(1,053)

Earnings (loss) per share data:
Earnings (loss) from continuing operations per share - basic	$0.11	$(0.05)
Earnings (loss) from continuing operations per share - diluted	$0.11	$(0.05)

(Loss) earnings from discontinued operations per share - basic	$(0.03)	$0.03
(Loss) earnings from discontinued operations per share - diluted	$(0.03)	$0.03

Earnings (loss) earnings per share - basic	$0.08	$(0.02)
Earnings (loss) per share - diluted	$0.08	$(0.02)

Weighted average shares outstanding:
Basic	42,932,024	42,879,874
Diluted	42,944,829	42,879,874

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share data)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$4,978	$15,299
Accounts receivable—net of allowance for doubtful accounts of $3,578 and $3,239, respectively	303,445	276,043
Other receivables	42,908	57,472
Inventories	170,584	165,989
Prepaid expenses and other current assets	13,715	9,053
Total current assets	535,630	523,856
Property and equipment, net	148,491	151,641
Right-of-use assets, net	116,245	—
Intangible assets, net	134,887	145,876
Goodwill	487,888	484,941
Other assets	5,816	10,393
Total assets	$1,428,957	$1,316,707
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$149,519	$137,773
Accrued payroll and employee benefits	21,281	28,830
Accrued taxes	11,043	11,867
Tax receivable agreement	27,676	16,667
Current portion of term loan, net	4,500	4,500
Current portion of lease liabilities	28,061	—
Other current liabilities	18,849	19,979
Total current liabilities	260,929	219,616
Asset-based revolving credit facility	153,500	146,000
Long-term portion of term loan, net	437,158	437,999
Tax receivable agreement	90,272	117,948
Deferred income taxes, net	19,723	20,678
Long-term portion of lease liabilities	96,006	—
Other liabilities	2,937	8,117
Total liabilities	1,060,525	950,358
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,986,683 and 42,907,326 shares issued, respectively	13	13
Additional paid-in capital	333,029	332,330
Retained earnings	37,497	34,187
Accumulated other comprehensive loss	(2,107)	(181)
Total stockholders' equity	368,432	366,349
Total liabilities and stockholders' equity	$1,428,957	$1,316,707

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$3,482	$(1,053)
Less: loss on sale of discontinued operations	(1,346)	—
Less: net income from discontinued operations	—	1,211
Net income (loss) from continuing operations	4,828	(2,264)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities of continuing operations:
Depreciation	8,846	7,685
Amortization of intangible assets	11,496	10,692
Amortization of debt issuance costs and debt discount	539	2,624
Inventory fair value purchase accounting adjustment	196	407
Provision for doubtful accounts	636	413
Stock-based compensation	829	242
Unrealized gain on derivative instruments, net	—	(74)
Loss on disposal of property and equipment	191	12
Right-of-use assets non-cash expense	6,743	—
Deferred income taxes	211	(1,614)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(23,860)	(26,783)
Other receivables	16,851	5,112
Inventories	(2,917)	(4,554)
Prepaid expenses and other current assets	(2,206)	1,211
Other assets	(15)	651
Accounts payable	9,182	8,385
Accrued payroll and employee benefits	(7,601)	1,715
Accrued taxes	(831)	3,035
Other liabilities	(5,409)	(12,007)
Net cash provided by (used in) operating activities from continuing operations	17,709	(5,112)
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(5,242)	(7,286)
Payment of net working capital adjustments related to acquisitions	(13)	(15)
Proceeds from net working capital adjustments related to acquisitions	—	178
Proceeds from the disposal of fixed assets	238	200
Acquisitions, net of cash acquired	(10,757)	(21,233)
Net cash used in investing activities from continuing operations	(15,774)	(28,156)
Cash flows from financing activities from continuing operations:
Proceeds from asset-based revolving credit facility	145,276	131,224
Repayments of asset-based revolving credit facility	(137,776)	(88,724)
Principal payments for term loan	(1,125)	—
Payment related to tax receivable agreement	(16,667)	—
Tax withholding payment related to net settlement of equity awards	(130)	(45)
Principal repayment of finance lease obligations	(654)	(680)

Net cash (used in) provided by financing activities from continuing operations	(11,076)	41,775
Net cash used in operating activities from discontinued operations	—	(11,429)
Net cash used in investing activities from discontinued operations	(1,346)	(308)
Net cash used in financing activities of discontinued operations	—	(65)
Net cash used in discontinued operations	(1,346)	(11,802)
Effect of exchange rate changes on cash	166	(161)
Net decrease increase in cash	(10,321)	(3,456)
Cash and cash equivalents at beginning of period	15,299	12,101
Cash and cash equivalents at end of period	$4,978	$8,645

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$79	$—
Cash paid for interest	$8,613	$24,201
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$3,496	$1,163
Goodwill adjustment for purchase price allocation	$187	$202

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended March 31,				Change
	2019		2018		$	%
Wallboard	$202,914	39.4%	$180,653	39.0%	$22,261	12.3%
Suspended ceiling systems	88,996	17.3%	86,179	18.6%	2,817	3.3%
Metal framing	99,251	19.3%	73,967	16.0%	25,284	34.2%
Complementary and other products	123,711	24.0%	122,862	26.4%	849	0.7%
Total net sales	$514,872	100.0%	$463,661	100.0%	$51,211	11.0%
Total gross profit	$152,960		$134,437		$18,523	13.8%
Total gross margin	29.7%		29.0%		0.7%

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended March 31,		Change
	2019	2018	$	%
Base business (1)	$460,901	$431,364	$29,537	6.8%
Acquired and combined (2)	53,971	32,297	21,674	67.1%
Net sales	$514,872	$463,661	$51,211	11.0%
(1) Represents net sales from branches that were owned by us since January 1, 2018 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY MAJOR PRODUCT LINE
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (UNAUDITED)
(in thousands)

	Three Months Ended March 31, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended March 31, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$180,653	$9,536	$12,725	$202,914	12.3%	5.5%	183.7%
Suspended ceiling systems	86,179	(178)	2,995	88,996	3.3%	(0.2)%	29.8%
Metal framing	73,967	17,939	7,345	99,251	34.2%	24.9%	403.9%
Complementary and other products	122,862	2,239	(1,390)	123,711	0.7%	2.0%	(10.3)%
Net sales	$463,661	$29,536	$21,675	$514,872	11.0%	6.8%	67.1%
Average daily net sales(3)	$7,245	$576	$352	$8,173	12.8%	8.5%	69.8%
(1) Represents base business net sales change as a percentage of base business net sales for the three months ended March 31, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the three months ended March 31, 2018.
(3) The number of business days for the three months ended March 31, 2019 and 2018, were 63 and 64, respectively.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to presenting financial results prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), net debt leverage and adjusted earnings (loss) per share, which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates adjusted EBITDA as net income (loss) from continuing operations before interest expense net, income tax expense (benefit), depreciation and amortization, unrealized gain on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, loss on the disposal of property and equipment and transaction costs. The Company calculates adjusted EBITDA margin as adjusted EBITDA divided by net sales. The Company calculates adjusted net income (loss) as net income (loss) from continuing operations before unrealized gain on derivative financial instruments, IPO and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, loss on the disposal of property and equipment and transaction costs. The Company calculates adjusted earnings (loss) per share as adjusted net income (loss) on a per weighted average share outstanding basis. For a calculation of net debt leverage, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with the most directly comparable GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations, which are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. These measures should not be considered as alternatives to measures of financial performance prepared in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be considered liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate one or more of these measures differently than the Company does, limiting their usefulness as comparative measures.
The following is a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income (loss) (unaudited):

	Three Months Ended March 31,
	2019	2018
(dollars in thousands)
Net income (loss) from continuing operations	$4,828	$(2,264)
Interest expense, net	8,585	15,098
Income tax expense (benefit)	2,045	(1,398)
Depreciation and amortization	20,342	18,397
Unrealized gain on derivative financial instruments	—	(74)
IPO and public company readiness expenses	—	89
Stock-based compensation	829	242
Non-cash purchase accounting effects(a)	—	407
Loss on disposal of property and equipment	191	12
Transaction costs(b)	645	917
Adjusted EBITDA	$37,465	$31,426
Adjusted EBITDA margin(c)	7.3%	6.8%

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys, other professionals and certain internal corporate development costs.

(c)	Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

The following is a reconciliation of adjusted net income to the most directly comparable GAAP measure, net income (loss) (unaudited):

	Three Months Ended March 31,
	2019	2018
(in thousands, except share and per share data)
Net income (loss) from continuing operations	$4,828	$(2,264)
Unrealized gain on derivative financial instruments	—	(74)
IPO and public company readiness expenses	—	89
Stock-based compensation	829	242
Non-cash purchase accounting effects(a)	—	407
Loss on disposal of property and equipment	191	12
Transaction costs(b)	645	917
Tax effects(c)	(426)	(407)
Adjusted net income (loss)	$6,067	$(1,078)

Earnings (loss) per share data as reported:
Basic	$0.11	$(0.05)
Diluted	$0.11	$(0.05)
Earnings (loss) per share data as adjusted:
Basic	$0.14	$(0.03)
Diluted	$0.14	$(0.03)

Weighted average shares outstanding:
Basic	42,932,024	42,879,874
Diluted	42,944,829	42,879,874

(a)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(b)	Represents costs related to our transactions, including fees paid to financial advisors, accountants, attorneys and other professionals, as well as certain internal corporate development costs.

(c)	Represents the impact of corporate income taxes.